UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 Harlan Street, Westminster, CO	80031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 439-2085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

On April 17, 2015 GeneThera Inc appointed Bruce Winslett and Jorgen Frandsen as members of the Board of Directors. Mr. Frandsen is a former Director of R&D at StorageTeck, Vice President of Product Development at Exabyte and Vice President of New Product Introduction at Maxtor Corporation. Mr. Frandsen is currently President of Rev Zero Engineering, a biomedical engineering contract company. He holds an MsEE from University of Colorado. Mr. Frandsen has over 35 years experience in product development, new technology and manufacturing. Mr. Winslett is a Lockheed Martin Space Systems CO. Aerospace Staff Engineer with 30 years experience in robotic and space technology raging from Military Space Programs to NASA Planetary Missions and Launch Systems Support. He is a Certified LabView Software Associate Developer and he has been recognized as a Lockheed Martin Space System Co. ATLO Software Center of Excellence Scientist. Mr. Winsett holds a MS in Physics from Purdue University

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc.

a Nevada Corporation

By:/s/ Antonio Milici

Antonio Milici, CEO

Date: April 21, 2015